Exhibit 99.2

PLIANT CORPORATION

Reconciliation of income from continuing operations before income taxes and EBITDA(R) or Segment Profit

12 Months Ended
Amounts in $ millions	December 31, 2007

Loss from continuing operations before income taxes	$(15.1)

Add(deduct)
Depreciation and amortization	44.9
Interest	87.2
Restructuring and other costs	2.2
Reorganization and other costs	9.9
Gain on extinquishment of debt	(32.5)

Segment profit	96.6

Plant closing cost savings	8.9
Reduction in workforce cost savings	6.3

Proforma EBITDAR	$111.8